UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On August 3, 2018, BGC Partners, Inc. (“BGC Partners” or “BGC”) delivered a notice of redemption to the holders of its $112.5 million aggregate principal amount 8.125% Senior Notes due 2042 (the “8.125% Notes”), which redemption (the “Redemption”) will occur on September 5, 2018 (the “Redemption Date”). The 8.125% Notes were issued pursuant to an Indenture, dated as of June 26, 2012, as supplemented by the First Supplemental Indenture, dated as of June 26, 2012, between BGC and U.S. Bank National Association, as trustee. BGC will redeem the 8.125% Notes at a redemption price equal to 100% of the principal amount of the 8.125% Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

On September 4, 2018, BGC Partners, L.P. (“BGC U.S. OpCo”) will loan $112.5 million to Newmark Partners, L.P. (“Newmark OpCo”) pursuant to the existing Amended and Restated Credit Agreement, dated as of March 19, 2018, between BGC and Newmark Group Inc. (“Newmark”), which loan will bear interest at an annual rate equal to 6.5% (such loan, the “Intercompany Loan”). Newmark OpCo will use the proceeds of the Intercompany Loan to repay the BGC Note (defined and described further below) on, or immediately prior to, the Redemption Date. The Intercompany Loan has been approved by the Boards of Director and Audit Committee of each of BGC and Newmark.

The transactions described above will result in an interest rate savings to BGC of 2.75% per annum.

As previously disclosed, on December 13, 2017, prior to the closing of the initial public offering of Newmark, BGC Partners, BGC Holdings, L.P., BGC U.S. OpCo and their respective subsidiaries (other than the Newmark group (defined below), the “BGC group”) transferred to Newmark, Newmark Holdings, L.P. and Newmark OpCo and their respective subsidiaries (the “Newmark group”) the assets and liabilities of the BGC group relating to BGC’s Real Estate Services business (the “Separation”). In connection with the Separation, BGC Partners retained the right to receive payments in respect of certain note obligations owed to BGC Partners by BGC U.S. OpCo that were assumed by Newmark OpCo, including a note issued by BGC U.S. OpCo to BGC Partners in connection with the issuance by BGC of the 8.125% Notes, in the aggregate principal amount of $112.5 million, referred to as the “BGC Note.” In connection with the Redemption, under the terms of the BGC Note, Newmark OpCo is required to repay to BGC Partners the $112.5 million aggregate principal amount of the BGC Note, plus accrued and unpaid interest to, but excluding, the Redemption Date. As noted above, the Intercompany Loan will be used to fund Newmark OpCo’s repayment of the BGC Note.

In addition, on August 6, 2018, BGC entered into an amendment to the existing unsecured senior credit agreement (the “BGC Credit Agreement”) with Cantor Fitzgerald, L.P. The amendment to the BGC Credit Agreement increases the aggregate principal amount that can be loaned to the other party or any of its subsidiaries from $250 million to $400 million that can be outstanding at any time. The amendment to the BGC Credit Agreement was approved by both the Board of Directors and the Audit Committee of BGC.

Discussion of Forward-Looking Statements about BGC Partners and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated August 6, 2018, to the Credit Agreement, dated as of March 19, 2018, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: August 7, 2018	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature page to BGC Partners, Inc. 8-K regarding the Redemption of the 8.125% Senior Notes due 2042 and

the Amendment to the BGC Credit Agreement]